UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012 (July 24, 2012)

ICON Leasing Fund Twelve, LLC

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-53189	20-5651009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 24, 2012, ICON Leasing Fund Twelve, LLC (“Fund Twelve”) made a secured term loan in the amount of $500,000 to  affiliates of Frontier Oilfield Services, Inc. and Coffman Energy Service, Inc. (collectively, the “Borrowers”).  Interest on the loan accrues at a rate of 14% per year and is payable beginning on August 1, 2012 on a monthly basis in arrears for a period of 66 months.  Fund Twelve will receive a one-time bullet repayment of its principal amount with the final interest payment.

The loan is secured by, among other things, a first lien on the Borrowers’ saltwater disposal wells and related equipment and a second lien on real estate, machinery, fixtures, non-well equipment, accounts receivable and inventory.  All of the Borrowers’ obligations under the loan are guaranteed by Frontier Oilfield Services, Inc. and Coffman Energy Service, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND TWELVE, LLC
By: ICON CAPITAL CORP., its Manager

Dated: July 27, 2012	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer